UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

VALIC COMPANY I

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[TO: Certain Relationship Managers & Financial Advisors]

As you are aware, the Board of Directors of VALIC Company I (“VC I”), on behalf of the Health Sciences Fund (the “Health Sciences Fund”), has determined that it is in the best interest of the Health Sciences Fund to reorganize into the Science & Technology Fund, also a series of VC I (the “Reorganization”). The Reorganization is subject to shareholder approval and the shareholder mailing is expected to begin on or about February 5, 2021. The Board recommends that shareholders vote “FOR” the proposal.

While the combined prospectus/proxy statement (“proxy statement”) contains additional details about the Reorganization, we are writing to alert you to this mailing in case you receive questions from [insert].

As you know, VALIC offers a line-up of mutual funds in which participants may invest their retirement savings. In designing the fund line-up VALIC focuses on, among other things, providing the core building blocks of retirement portfolios. As a result of a strategic review, VALIC proposed this Reorganization as part of an effort to optimize the fund line-up in its product offerings, including by considering potential opportunities for consolidation of certain funds that have similar objectives and strategies.

VALIC believes that the shareholders of the Health Sciences Fund will benefit more from the potential operating efficiencies and economies of scale that may be achieved by the Reorganization, than if the Health Science Fund continues to operate separately. More information about fees and expenses are described in the proxy statement, including information about the estimated (pro forma) net expense ratio of the combined fund, which is expected to be lower than the current net expense ratio of the Health Sciences Fund.

A comparison of the Health Sciences Fund and Science & Technology Fund investment objectives and principal investment strategies is also included in the proxy statement. Unlike the Health Sciences Fund, the Science & Technology

Fund may not concentrate its investment in the securities of issuers primarily engaged in any particular industry. In addition, the Science & Technology Fund’s portfolio is likely to include exposure to various industries, including, but not limited to, health care (e.g., pharmaceuticals, biotechnology, life sciences, and health care equipment and services). Please refer to the proxy statement for additional information about the similarities and differences between the Funds.

For more information, we recommend that you read the complete proxy statement, which can be accessed using this link:

https://www.sec.gov/Archives/edgar/data/719423/000114036121001849/app10017108x5_485bpos.htm

Let us know if you have any questions.

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